Exhibit 99.1

Dear Fellow Shareholder,

I’m excited to report that following several major milestones that we’ve achieved over the last year, Quantum Computing Inc. (QCI) has entered the commercialization phase as the only public pure-play in the quantum computing space.

The core of our strategy has been to anticipate the direction of the market and be ahead of it by offering unique solutions that establish QCI as a market leader. We will be driven by the market, but in turn will drive the market by helping our customers realize their quantum-enabled future.

Last week, we officially began the commercialization phase of our Mukai™ quantum computing software execution platform. We are now focused on building a large and active user base that will drive increasing shareholder value over the long term.

Building the Team

Key to our strategy has been the formation of an exceptionally talented technical team who represent the best-of-the-best. Midway through last year we welcomed Michael Booth as our new chief technology officer, and Steve Reinhardt as our vice president of product development. They are both highly skilled and accomplished technology executives who came to us from D-Wave Systems, the world’s first commercial supplier of quantum computers.

There are only a handful of quantum software experts in the world, and fortunately for us, this includes Mike and Steve. They have been doing an outstanding job building out our software engineering teams, developing our first quantum-ready products, and preparing QCI for commercial success.

To support their efforts, over the last year we have also expanded our technical advisory board with the addition of five noted IT experts and industry thought leaders. They have been helping to advance our go-to-market strategy and position QCI as a key partner to system integrators, as enterprises worldwide begin to evaluate how quantum-ready solutions can enhance their business applications.

As part of our new commercialization phase, we have begun the search for sales and marketing executive leadership as well as sales professionals with domain expertise, and particularly for those with established relationships with potential customers that can accelerate our path to revenue this year.

First Launch

We kicked off 2020 with the public release of our first quantum-ready software product, the QCI Quantum Asset Allocator™ (QAA). This solution helps portfolio managers maximize returns by calculating their optimal asset allocations.

QAA is the first of a series of products that will leverage quantum techniques to provide differentiated performance on both classical computers (Intel® or AMD processor-based) and on a variety of early-stage quantum computers. We’re looking forward to converting our QAA beta users into long-term customers.

Industry-Leading Performance Breakthrough

A recent major milestone for QCI was the publication in May of our benchmark study that showed that Mukai demonstrated superior performance compared to other solvers, producing best-in-class quality of results, time-to-solution and diversity of solutions. Moreover, the study revealed that Mukai has delivered on its unique promise of performance advantages using quantum computing software tools running on classical computers.

This breakthrough in performance means Mukai can provide better results than currently used software to solve complex optimization problems faced by nearly every major company and government agency worldwide. It has also effectively eliminated one of the greatest obstacles to the development and adoption of quantum-ready applications.

For the first time, Mukai enables application developers to solve many of the complex problems that quantum computers are expected to eventually tackle, but with superior results achieved today using classical computers.

The power of Mukai has also finally brought us to the day when quantum computers can work together with classical systems and achieve greater performance over what classical systems can do alone.

Our Value Proposition

Strengthened by this achievement, QCI is now able to enter the initial phase of our commercialization effort with a very strong value proposition. Our Mukai platform’s cloud-based approach provides developers a highly effective and practical way to develop quantum-ready applications. Our comprehensive software suite enables developers to create applications that can benefit from quantum advantage without having to know anything about the backend connections to a quantum computer.

While quantum computing is typically a high-dollar investment given the sophisticated and costly hardware requirements, Mukai makes quantum application development affordable and scalable compared to running solutions on intermediate quantum computers, like those offered by D-Wave, Fujitsu, IBM and Rigetti.

A significant advantage for applications developed with Mukai is that they will be ready to run on the quantum computers of tomorrow when they achieve their anticipated performance superiority. This will preserve an organization’s investment in early quantum software development while ensuring a competitively faster time-to-market when superior quantum performance arrives.

Solving Problems the Quantum Way

Quantum application developers can now program and run their applications on Mukai to solve a variety of complex optimization problems. Such problems are often encountered in logistics routing, where timely delivery, reduced fuel consumption, and driver safety all come into play.

Optimization can also significantly mitigate the impact to revenue or business operations posed by disruptive events such as flooding, power outages, wildfires, or other adverse scenarios. Companies can leverage the robust and diverse solutions offered by Mukai to minimize such disruptive, high-impact events in real-time.

Optimization can also be valuable in research and design, like in drug discovery, where better predicted protein folding can speed the design process, increase drug efficacy, and guide the search for patient cohorts who might benefit. Mukai can help portfolio managers maximize return on investments by calculating the optimal portfolio mix.

Altogether, such optimizations could generate hundreds of billions of dollars in savings annually. Given the vast cost-saving potential of optimizations made possible by Mukai, we cannot imagine a more compelling value proposition for commercial and government users.

Global Opportunity

The market for quantum computing is expected to grow at a 23.2% CAGR to $9.1 billion by 2030, according to Tractica. This anticipated growth reflects how the investment by government and commercial enterprises in quantum computing has steadily increased over the last few years, as leaders began to recognize how this technology has a place in their IT strategy. They have discovered that despite the power of modern supercomputers, there remain many complex computing problems that cannot be addressed by conventional computing systems, and quantum computing holds the answer.

Most of the spending over the recent years has been on developing the hardware for quantum computing. Now that the first intermediate quantum computers have become available, the industry is turning to purchase or develop applications to run on them.

This is like how it was for the classical computer industry back in the 80s and then the smartphone market after the turn of the century. It is now time for software platforms and applications to become the engine for the quantum computing industry. The anticipated rapid growth in the quantum computing market will be driven by applications that solve real-world problems.

This current state of the market provides a unique opportunity for QCI, which has now emerged as an industry leader by offering the most powerful tools for quantum software development.

QCI has brought the market into the future, making today the best time to begin to leverage the power of quantum technologies. Organizations looking for differentiated applications that set them ahead of the competition cannot afford to wait until these technologies become mainstream.

QCI is now uniquely positioned to address this large and fast-growing market at scale, and without having to bet on which type of quantum computer will be the first to achieve the quantum advantage.

New Partnerships

One the fastest ways to enter a new market is to partner with successful companies that have an established base of customers and relationships. In March, we formed a technology alliance with Splunk, a $30 billion Big Data analytics company that helps 17,500 customers worldwide—including 92 of the Fortune 100—investigate, monitor, analyze and act on data from any source and at any scale.

Our collaboration with Splunk has been initially focused on network security, dynamic logistics and scheduling—three key areas of operations which can benefit the most from quantum computing. Using Mukai, we are conducting both fundamental and applied research, and developing analytics that can exploit conventional large-data cybersecurity stores and data-analytics workflows in combination with our proprietary quantum-ready graph and constrained-optimization algorithms.

In addition to industry partnerships, we see strong relationships with academia as another path to building a broad base of Mukai users. We have developed academic partnerships with Purdue University, Indiana University and Notre Dame, and are in discussions with others. Last week, we participated in a virtual workshop at Purdue, where professors and students were able to experience our software for the first time. We anticipate many of our initial Mukai users will be university students who will carry their acquired expertise in Mukai into their jobs and business solutions.

Trial and Discovery

Last week, we introduced a new trial access program that enables developers and organizations to discover first-hand how they can migrate their existing applications to quantum-ready solutions and experience superior performance. The trial is designed to encourage and facilitate quantum application development to solve real world problems—not tomorrow, but today.

To be sure, the trail will require an investment of resources and time, but we expect it to result in an expanding user base that will provide significant future monetization opportunities. A growing user base will also attract new industry partnerships, like potentially with D-Wave and other quantum hardware developers, who have their own growing customer bases.

Building Shareholder Value

There are many examples of companies that built tremendous value simply by attracting a large user base. One of our earlier peers, ILOG, followed such a path, and they were eventually acquired by IBM at a substantial valuation due to their valuable userbase.

Ultimately, the creation of shareholder value will be a direct result of our success in helping our clients solve their business problems with immediate benefit from quantum technologies. Demonstrating the unique power of our Mukai platform has helped us establish market leadership and begin the process of accumulating users, which will eventually lead to the initial generation and growth in recurring revenue, profitability, and substantial returns on invested capital over time.

I would like to thank our development team for their dedication, exceptional skills, and commitment to innovation that has been making QCI stronger and more valuable with every passing day.

I also especially want to thank you, our valued shareholder, for your support during these challenging but rewarding times. I look forward to sharing with you the growing success of QCI as we embark upon this exciting next phase of our business.

Yours truly,

Robert Liscouski

Chief Executive Officer

Important Cautions Regarding Forward-Looking Statements

This communication contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief and/or current expectations of Quantum Computing Inc. (the “Company”) and members of management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this communication that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this communication that are not statements of historical fact may be considered to be forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to”, or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC.

Mukai™ is a trademark of Quantum Computing Inc.